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                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated September 3, 2002 (except to Note 1 which is as of October 10, 2002) relating to the financial statements of G.G.S. Plastic Engineering Inc., which report appears in such Prospectus.


/s/ Spergel Mandelbaum Gluckman & Forster, LLP

Spergel Mandelbaum Gluckman & Forster, LLP
Chartered Accountants
Toronto, Ontario
July 22, 2004